WASHINGTON BANCORP

                              102 East Main Street

                             Washington, Iowa 52353

                                 (319) 653-7256

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held on October 16, 2001

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Washington Bancorp ("Washington") will be held at Washington's office located at 102 East Main Street, Washington, Iowa at 4:00 p.m., Washington, Iowa time, on October 16, 2001.

A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.   The election of three directors of Washington;

2. The ratification of the appointment of McGladrey & Pullen, LLP as the auditors of the Company for the fiscal year ending June 30, 2002;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on August 31, 2001 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Stan Carlson
                                           -------------------------------------
                                           Stan Carlson
                                           President and Chief Executive Officer

Washington, Iowa
September 20, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED
ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                               WASHINGTON BANCORP

                              102 East Main Street

                             Washington, Iowa 52353

                                 (319) 653-7256

                         ANNUAL MEETING OF STOCKHOLDERS

                                October 16, 2001

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Washington Bancorp ("Washington," and with its subsidiaries, the "Company"), the parent company of Washington Federal Savings Bank ("Washington Federal") and Rubio Savings Bank of Brighton ("Rubio," and collectively with Washington Federal, the "Banks"), of proxies to be used at the Annual Meeting of Stockholders of Washington (the "Meeting"), which will be held at Washington's office located at 102 East Main Street, Washington, Iowa on October 16, 2001, at 4:00 p.m., Washington, Iowa time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting, proxy card and this proxy statement are first being mailed to stockholders on or about September 20, 2001.

At the Meeting, stockholders of Washington are being asked to consider and vote upon the election of three directors and the ratification of the appointment of McGladrey & Pullen, LLP as auditors for the Company.

Vote Required and Proxy Information

All shares of Washington's common stock, par value $.01 per share ("Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the other proposal set forth in this proxy statement. Washington does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

Directors shall be elected by a majority of the votes cast by the shares entitled to vote at the Meeting. The ratification of the appointment of McGladrey & Pullen, LLP as auditors requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Meeting and entitled to vote on the matter. Proxies marked to abstain have the same effect as a vote against, whereas broker non-votes have no effect on the vote. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining a quorum.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of Washington at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Washington at or before the
Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to the Secretary, Washington Bancorp, 102 East Main Street, Washington, Iowa 52353.

Voting Securities and Certain Holders Thereof

Stockholders of record as of the close of business on August 31, 2001 will be entitled to one vote for each share of Common Stock then held. As of that date, Washington had 517,803 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, (ii) the Company's Chief Executive Officer and each other executive officer whose salary and bonus for fiscal 2001 exceeded $100,000 (the "Named Officers") and (iii) all directors, nominees and executive officers of the Company as a group.

                                                          Shares
                                                       Beneficially      Percent
           Beneficial Owner                               Owned         of Class
--------------------------------------------------------------------------------


Over 5% Beneficial Owners

Washington Bancorp Employee Stock Ownership Plan        51,747 (1)         9.99%
102 East Main Street
Washington, Iowa  52353

David G. McCurry and Susan H. McCurry                   54,209 (2)        10.47%
2250 1st Avenue
Coralville, Iowa  52241

Named Officers

Stan Carlson                                            40,729 (3)         7.62%
102 East Main Street
Washington, Iowa  52353

Directors, nominees and executive officers of
  the Company as a group (10 persons)                  123,892 (4)        22.33%

(1) The amount reported represents shares held by the Company's employee stock ownership plan ("ESOP"), of which 20,898 have been allocated to accounts of participants as of December 31, 2000, the end of the plan year. Mary Levy, Stan Carlson, Richard L. Weeks, James D. Gorham, Myron L. Graber, Rick R. Hofer, Dean Edwards and J. Richard Wiley, the trustees of the ESOP, may be deemed to beneficially own the shares held by the ESOP. However, the trustees expressly disclaim beneficial ownership of all such shares. Participants in the ESOP are entitled to instruct the trustees as to the voting of shares allocated to their ESOP accounts. Unallocated shares held in the ESOP's suspense account and allocated shares for which no written voting instructions are received will be voted by the trustees in their discretion, in a manner that is in the best interests of the participants.

(2) As reported by David G. McCurry and Susan H. McCurry, husband and wife, on an amended Schedule 13G filed on March 16, 2001 under the Securities Exchange Act of 1934, as amended. They own the shares as joint tenants with the right of survivorship and claimed shared voting and dispositive power in regards to all 54,209 shares.

(3) Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain members of the named individual's family, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individual may be deemed to have sole or shared voting and/or dispositive powers. Also includes 16,437 shares which are subject to options currently exercisable or exercisable within 60 days after August 31, 2001, granted under the Company's Stock Option and Incentive Plan (the "Stock Option Plan"), and 3,946 shares of Common Stock awarded as restricted shares under the Company's Recognition and Retention Plan (the "RRP").

(4) Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individual may be deemed to have sole or shared voting and/or dispositive powers. Also includes (i) 3,946, 1,127, 1,127, 1,127, 1,127, 1,127, 2,192, 1,127, 902 and 1,000 shares of Common
     Stock awarded as restricted stock under the RRP to Mr. Carlson, Mr. Edwards, Mr. Gorham, Mr. Graber, Mr. Hofer, Mrs. Levy, Ms. Linge, Mr. Weeks, Mr. Wiley and Mr. Collier, respectively, and (ii) 16,437, 2,255, 2,818, 2,818, 1,040, 2,818, 5,479, 564, and 2,818 shares, subject to options granted under the Stock Option Plan to Mr. Carlson, Mr. Edwards, Mr. Gorham, Mr. Graber, Mr. Hofer, Mrs. Levy, Ms. Linge, Mr. Weeks and Mr. Wiley, respectively, which are currently exercisable or exercisable within 60 days after August 31, 2001.

                       PROPOSAL I - ELECTION OF DIRECTORS

Washington's Board of Directors is presently composed of eight members. Directors of Washington are generally elected to serve for a three-year term or until their respective successors shall have been elected and qualified. Approximately one-third of the directors are elected annually.

The following table sets forth certain information regarding Washington's Board of Directors and the nominees for election as directors, including their terms of office. The address of each director is the same address as Washington. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                            Shares of Common Stock    Percent
                                                         Director  Term to  Beneficially Owned at       of
       Name               Age(1)    Positions Held       Since(2)  Expire     August 31, 2001(3)      Class
-------------------------------------------------------------------------------------------------------------
                                                          NOMINEES

Dean Edwards ..........    65    Director                  1968     2004             4,382               *
James D. Gorham .......    63    Director                  1991     2004             4,445               *
Mary Levy .............    47    Chairman of the Board     1993     2004            10,945             2.10%

                                               DIRECTORS CONTINUING IN OFFICE

Richard L. Weeks ......    79    Director                  1978     2002            22,600             4.36%
J. Richard Wiley ......    65    Director                  1978     2002             5,220             1.00%
Stan Carlson ..........    44    President, Chief
                                 Executive Officer and
                                 Director                  1993     2003            40,729             7.62%

Myron L. Graber .......    53    Director                  1992     2003            10,440             2.01%
Rick R. Hofer .........    53    Director                  1988     2003            11,945             2.30%

*     Less than 1%.

(1) At June 30, 2001.

(2) Includes service as a director of one of the Banks.

(3) Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which the named individual may be deemed to have sole or shared voting and/or dispositive power.

The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

Stan Carlson. Mr. Carlson is the President and Chief Executive Officer of Washington and Washington Federal. Mr. Carlson is also the President of Rubio. He was appointed President and Chief Executive Officer of Washington Federal in 1993 and of Washington upon its formation in 1995. He was appointed President of Rubio in 2000. Prior to 1993, he was Executive Vice President of Northwoods State Bank. Mr. Carlson is also president of World of Fitness, LLC, a past president of the Optimists Club, a past president of the Washington Athletic Booster Club, a past president of the Rotary Club, vice president of the Washington Community Y and a member of Immanuel Lutheran Church. Mr. Carlson is also a director of Washington Federal and Rubio.

Myron L. Graber. Mr. Graber is President of Graber Home Improvement, Inc., a building materials supply company in Washington, Iowa. Mr. Graber is also a member of Habitat for Humanity, Washington Concert Association and Washington Mennonite Church. Mr. Graber is also a director of Washington Federal.

Rick R. Hofer. Mr. Hofer has been the personnel and credit manager of Sitler Electric Supply, Inc. in Washington, Iowa since 1993. Prior to that time, he was the manager of Spurgeon's Department Store for 20 years. Mr. Hofer is also a member of Noon Kiwanis and St. James Church. Mr. Hofer is also a director of Washington Federal.

Dean Edwards. Mr. Edwards was President and Chief Executive Officer of Rubio from 1981 through 1999. He is a past President of Iowa Bankers Association - Group 11 and a past member of their Board of Directors. He is a charter member of the Brighton Lions Club. Mr. Edwards is also a director of Washington Federal and Rubio.

James D. Gorham. Mr. Gorham is a past District Agent for Northwestern Mutual Life Insurance Co. and is currently a sales agent for Northwest Mutual Life Insurance Co. in Washington, Iowa. Mr. Gorham is a past president of the Washington Economic Development Group and also a member of Rotary, Sierra Club, Nature Conservatory and Washington County Historical Society. Mr. Gorham is also a director of Washington Federal.

Mary Levy. Mrs. Levy is the Chairman of the Board of Washington and Washington Federal. Mrs. Levy is treasurer and co-owner of Mose Levy Co., Inc., a steel distributor in Washington, Iowa. Mrs. Levy is also a member of Washington County Historical Society, American Cancer Society, Iowa Natural Heritage Foundation and the Washington Community Y. Mrs. Levy is also a director of Washington Federal.

Richard L. Weeks. Mr. Weeks is President, Chief Executive Officer and owner of Sitler Electric Supply, Inc., an electrical wholesaler and operator of two lighting showrooms in Washington and Marion, Iowa. Mr. Weeks is also a member of Noon Kiwanis, United Methodist Church, Washington Golf and Country Club, the Washington Community Y, Masonic Lodge, Shriners, Washington County I-Club and the Athletic Club of Iowa City. Mr. Weeks is also a director of Washington Federal.

J. Richard Wiley. Mr. Wiley is the owner of Wiley Computer, a computer retailer in Washington, Iowa. Prior to founding Wiley Computer, Mr. Wiley was the manager of Apex Computer Systems in Iowa City, Iowa, the owner of Wiley's Mere Farm, a family farm corporation, and Iowa Computer Solutions, Inc., a computer retailer in Washington, Iowa. Mr. Wiley is also a member of United Presbyterian Church, Noon Kiwanis and Farm Bureau. Mr. Wiley is also a director of Washington Federal.

Board of Directors' Meetings and Committees

Board and Committee Meetings of Washington. Meetings of Washington's Board of Directors are generally held on a quarterly basis. The Board of Directors of Washington held nine meetings during the year ended June 30, 2001. During fiscal 2001, no incumbent director of Washington attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served.

The Board of Directors of Washington has the same standing committees as Washington Federal.

Board and Committee Meetings of Washington Federal. Meetings of Washington Federal's Board of Directors are held on a monthly basis. The Board of Directors met 15 times during the fiscal year ended June 30, 2001. During fiscal 2001, no incumbent director of Washington Federal attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. The principal committees of the Board of Directors of Washington Federal are the Audit, Compensation, Planning, Investment and Loan Committees.

The Audit Committee is comprised of Directors Levy, Weeks and Hofer. The Audit Committee is responsible for selecting the independent accountants and meeting with the independent accountants to outline the scope and review the results of the annual audit. The Audit Committee met two times during fiscal year 2001. The Audit Committee also performs periodic cash audits, in addition to reviewing loan files and appraisers for Washington Federal. For additional information regarding the Audit Committee, see "Audit Committee Matters" below.

The Compensation Committee is comprised of Directors Levy, Edwards and Graber. The Compensation Committee is responsible for reviewing the performance of the management group, consisting of the President/Chief Executive Officer and the Vice Presidents. It also sets levels of compensation for all employees. The Compensation Committee met six times in fiscal year 2001.

The Planning Committee is comprised of Directors Levy, Carlson and Gorham. The Planning Committee approves the budget and strategic plan. The Planning Committee met five times in fiscal year 2001.

The Investment Committee is comprised of Directors Levy, Weeks and Edwards. The Investment Committee functions as the asset/liability committee and monitors Washington Federal's interest rate spread and interest rate risk. The Investment Committee also makes recommendations on purchases and sales, and sets the interest rates to be paid on deposits. The Investment Committee met 24 times in fiscal 2001.

The Loan Committee is comprised of the entire Board of Directors. The Loan Committee ratifies all real estate loans and ratifies all consumer and commercial loans as well as home equity and home improvement loans. It also sets the interest rates charged on loans. The Loan Committee met 24 times in fiscal year 2001.

The Boards of Directors of Washington and Washington Federal have no standing nominating committees. The full Boards of Directors act as nominating committees. While the Boards will consider nominees recommended by others, the Boards have not actively solicited nominations nor established any procedures for this purpose.

Audit Committee Matters

The following Report of the Audit Committee of Washington's Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Washington specifically incorporates this Report therein, and this report shall not otherwise be deemed filed under such Acts.

Audit Committee Report. The Audit Committee of Washington's Board of Directors has issued the following report with respect to Washington's audited financial statements for the fiscal year ended June 30, 2001:

     o The Audit Committee has reviewed and discussed with Washington's management Washington's fiscal 2001 audited financial statements;

     o    The Audit  Committee  has  discussed  with  McGladrey  & Pullen,  LLP,
          Washington's   independent  auditors,   the  matters  required  to  be
          discussed by Statement on Auditing Standards No. 61;

     o The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from Washington and its related entities) and has discussed with the auditors their independence from Washington; and

     o Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Washington's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

         Submitted by the Audit Committee of Washington's Board of Directors:

                                    Mary Levy
                                Richard L. Weeks
                                  Rick R. Hofer

Independence. A majority of the members of the Audit Committee are "independent" under the definition of independence contained in the National Association of Securities Dealers' listing standards for the Nasdaq Stock Market.

Audit Committee Charter. Washington has adopted a written audit committee charter. A copy of the charter is attached to this proxy statement as Appendix A.

Director Compensation

Cash Compensation Paid by Washington. During fiscal 2001, the members of the Board of Directors of Washington were not paid for their service in such capacity.

Cash Compensation Paid by Washington Federal. Each member of the Board of Directors of Washington Federal receives $550 for each monthly and one annual meeting of the Board attended. There are no fees paid for service on any Board committee.

Cash Compensation Paid by Rubio. Each member of the Board of Directors of Rubio receives $300 for each monthly and one annual meeting of the Board attended. There are no fees paid for service on any Board Committee.

Executive Compensation

Washington has not paid any compensation to its executive officers since its formation. Washington does not presently anticipate paying any compensation to such persons.

The following table sets forth the compensation paid or accrued by Washington Federal for services rendered by the Chief Executive Officer. No other executive officer of Washington earned a salary and bonus in excess of $100,000 during fiscal 2001.

                                                    SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term
                                                                                                Compensation
                                                         Annual Compensation                       Awards
                                              ----------------------------------------    ------------------------
                                                                                          Restricted    Securities
                                                                          Other Annual      Stock       Underlying     All Other
                                                 Salary       Bonus       Compensation     Award(s)       Options     Compensation
 Name and Principal Position          Year       ($)(1)        ($)            ($)            ($)            (#)           ($)
----------------------------------------------------------------------------------------------------------------------------------
Stan Carlson, President, Chief         2001      $94,900       $600           ---            ---            ---         12,466(2)
Executive Officer and Director         2000      $90,050       $600           ---            ---            ---          12,911
                                       1999      $88,175       $500           ---            ---            ---          15,584

(1)  Includes director fees.

(2) Includes the value of allocations made to Mr. Carlson's ESOP account for the plan year ended December 31, 2000, the amount of employer contributions to Mr. Carlson's 401(k) plan account and the amount of term life insurance premiums paid on Mr. Carlson's behalf, as follows: $10,783, $1,424 and $259.

The following table sets forth certain information concerning the number and value of in-the-money (when the fair market value of the common stock exceeds the exercise price of the option) stock options held by the named executive officer at June 30, 2001 and stock options exercised during fiscal 2001. No stock options or restricted stock awards were granted to the named executive officer during Washington's fiscal year ended June 30, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

                                                    Number of Securities Underlying         Value of Unexercised
                                                     Unexercised Options at FY-End      In-the-Money Options at FY-End
                  Shares Acquired   Value Realized  --------------------------------  -----------------------------------
Name              on Exercise (#)        ($)        Exercisable(#)  Unexercisable(#)  Exercisable($)(1)  Unexercisable($)
-------------------------------------------------------------------------------------------------------------------------
Stan Carlson             ---             ---             16,437            ---             $80,213              ---

(1) Represents the value of the options held based upon the average of the high and low sales price of the Common Stock of $16.13 per share as quoted on the National Daily Quotation Service by the National Quotation Bureau on June 29, 2001, the last trading day of the fiscal year, less the respective exercise price.

Employment Agreement. Washington Federal has an employment agreement with President Stan Carlson. The agreement was entered into in September 1995 and has a current base salary of $81,900. The initial term of the employment agreement was for three years with extensions of one year, in addition to the then-remaining term, on each anniversary of the effective date of the agreement. All extensions are subject to a performance evaluation of Mr. Carlson by disinterested members of the Board of Directors of Washington Federal. The agreement further provides for termination upon Mr. Carlson's death, retirement or disability, for cause or in certain events specified by Office of Thrift Supervision regulations. Mr. Carlson's employment agreement currently expires on September 30, 2004.

Under the terms of the employment agreement, if Mr. Carlson's employment with Washington Federal is terminated for any reason following a "change in control," as defined in the agreement, other than for cause or as a result of Mr. Carlson's death or disability, then Washington Federal will pay to Mr. Carlson an amount equal to approximately three times his base compensation. Accordingly, if Mr. Carlson was terminated as of June 30, 2001, he would have been entitled to receive approximately $225,225 pursuant to this provision.

Benefit Plans

Employee Stock Ownership Plan. The Company has established the ESOP for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service with the Company and have attained the age of 21.

Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation in the year of allocation. All participants must be employed at least 1,000 hours in a plan year and be employed on the last day of the plan year in order to receive an allocation. Participant benefits become 100% vested after seven years of service. Employment prior to the adoption of the ESOP counts toward vesting. Vesting will be accelerated upon retirement, death, disability, change of control of the Company or termination of the ESOP. Forfeitures will be reallocated to participants on the same basis as other contributions in the plan year. Benefits may be payable in the form of a lump sum upon retirement, death, disability or separation from service. The Company's contributions to the ESOP are discretionary and may cause a reduction in other forms of compensation. Therefore, benefits payable under the ESOP cannot be estimated. The Company paid $8,820 in contributions to the ESOP during the year ended June 30, 2001.

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

The Board of Directors, acting in their capacity as ESOP trustees, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP's suspense account and allocated shares for which no written voting instructions are received will be voted by the ESOP trustees in their discretion, in a manner that is in the best interests of the participants.

Certain Relationships and Related Transactions

The Banks have followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of June 30, 2001, all loans or extensions of credit to executive officers and directors were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and did not involve more than the normal risk of repayment or present other unfavorable features. Loans to officers and directors of Washington and their affiliates, amounted to approximately $1.0 million or 8.67% of Washington's stockholders' equity at June 30, 2001.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

At the Annual Meeting of Stockholders, the stockholders will consider and vote on the ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending June 30, 2002. The Board of Directors has already renewed the Company's arrangement with McGladrey & Pullen, LLP, subject to ratification by Washington's stockholders. Representatives of McGladrey & Pullen, LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

During the fiscal year ended June 30, 2001, McGladrey & Pullen, LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services.

Audit Fees. The aggregate fees billed to the Company by McGladrey & Pullen, LLP for professional services rendered for the audit of the Company's financial statements for fiscal 2001 and the reviews of the financial statements included in Washington's Forms 10-QSB for that year were $40,750.

Financial Information Systems Design and Implementation Fees. There were no fees for financial information systems design and implementation billed to the Company by McGladrey & Pullen, LLP for fiscal 2001.

All Other Fees. Other than audit fees, the aggregate fees billed to the Company by McGladrey & Pullen, LLP for fiscal 2001 were $9,351.

The Audit Committee of the Board of Directors has considered whether the provision of all non-auditing services (and the aggregate fees billed for such services) in fiscal 2001 by McGladrey & Pullen, LLP, the Company's principal independent auditors, is compatible with maintaining the principal auditors' independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Washington's directors and executive officers, and persons who own more than 10% of Washington's Common Stock (or any other equity securities, of which there is none), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Washington's Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Washington with copies of all Section 16(a) forms they file.

To Washington's knowledge, based solely on a review of the copies of such reports furnished to Washington and written representations that no other reports were required during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

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

                              STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in Washington's proxy materials for the next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Washington's office located at 102 East Main Street, Washington, Iowa 52353, no later than May 23, 2002. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. If a proposal does not meet the above requirements for inclusion in Washington's proxy materials, but otherwise meets Washington's eligibility requirements to be presented at the next Annual Meeting of Stockholders, the persons named in the enclosed form of proxy and acting thereon will have the discretion to vote on any such proposal in accordance with their best judgment if the proposal is received at Washington's main office no later than July 18, 2002; provided however, that in the event that notice or prior disclosure of the date of next year's annual meeting is given or made to stockholders after July 8, 2002, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or when such disclosure was made.

                                  OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by Washington. Washington will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of Washington may solicit proxies personally or by telegraph or telephone without additional compensation.

Washington, Iowa
September 20, 2001

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